Exhibit 99.1

i-80 Gold Announces Pricing of Upsized Offering of

US$250 Million Convertible Senior Notes

TORONTO, ON, March 19, 2026 – i-80 GOLD CORP. (TSX:IAU) (NYSE American:IAUX) (“i-80 Gold” or the “Company”) announced that it has priced its previously announced offering (the “Offering”) of unsecured convertible senior notes due 2031 (the “Notes”). The Company intends to issue US$250 million aggregate principal amount of Notes (or US$287.5 million aggregate principal amount if the option granted to the initial purchasers to purchase additional Notes is exercised in full). The Offering was upsized from the previously announced US$200 million (or US$230 million if the option granted to the initial purchasers to purchase additional Notes was exercised in full).

The Notes will bear cash interest paid semi-annually at a rate of 3.75% per annum. The initial conversion rate for the Notes will be 519.4805 common shares of the Company (the “Shares”) per US$1,000 principal amount of Notes, equivalent to an initial conversion price of approximately US$1.93 per Share. The initial conversion rate represents a premium of approximately 37.5% relative to yesterday’s closing market price of the Shares on the NYSE American and is subject to adjustment in certain events.

The Offering is expected to close on or about March 23, 2026, subject to customary closing conditions including approval of the Toronto Stock Exchange and the NYSE American.

i-80 Gold intends to use the net proceeds from this Offering to advance the Company’s gold projects through various stages of development, refurbish the Lone Tree processing plant, and fund resource expansion and infill drilling, as well as for general corporate and working capital purposes.

The Notes and the Shares issuable upon the conversion thereof have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), registered under any state securities laws, or qualified by a prospectus in Canada. The Notes and the Shares may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration under the Securities Act. The Notes were offered only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). The Notes may not be offered or sold in Canada except pursuant to exemptions from the prospectus requirements of applicable Canadian provincial and territorial securities laws.

This news release is neither an offer to sell nor the solicitation of an offer to buy the Notes or the Shares issuable upon the conversion thereof, and shall not constitute an offer to sell or solicitation of an offer to buy, or a sale of, the Notes or the Shares issuable upon the conversion thereof in any jurisdiction in which such offer, solicitation or sale is unlawful.

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company committed to building a mid-tier gold producer through a new development plan to advance its high-quality asset portfolio. The Company is the fifth largest gold mineral resource holder in the state with a pipeline of high-grade multi-stage projects strategically located in Nevada’s most prolific gold-producing trends. Leveraging its central processing facility following an anticipated refurbishment, i-80 Gold is executing a hub-and-spoke regional mining and processing strategy to maximize efficiency and growth. i-80 Gold’s shares are listed on the Toronto Stock Exchange (TSX: IAU) and the NYSE American (NYSE: IAUX).

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PRESS RELEASE TSX: IAU | NYSE American: IAUX

For further information, please contact:

Leily Omoumi – SVP, Corporate Development and Strategy

Caterina De Rosa – VP, Investor Relations

1.866.525.6450

info@i80gold.com

Cautionary Statement Regarding Forward-Looking Information

Certain information set forth in this press release, including but not limited to statements regarding completion of the Offering, the proposed terms of the Offering and the proposed use of proceeds of the Offering, constitutes forward looking statements or forward-looking information within the meaning of applicable securities laws.

All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward looking statements.

The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive therefrom. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including failure to satisfy the conditions to closing of the Offering; market demand for the Notes; general economic and industry conditions, risks associated with the refurbishment of the Lone Tree Plant and advancement of the Company’s projects, as well as those factors discussed under the heading “Risks Factors” in the Form 10-K for the fiscal year ended December 31, 2025, which is available on EDGAR at www.sec.gov/edgar and SEDAR+ at www.sedarplus.ca. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. All forward-looking statements contained in this press release speak only as of the date of this press release or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

Additional information relating to i-80 Gold can be found on SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov/edgar.

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